Exhibit 99.1

Zoned Properties, Inc. Streamlines Senior Leadership

Patricia Haugland Resigns as Chief Operating Officer;

Company Plans to Utilize Regional Project Managers

SCOTTSDALE, Ariz., January 7, 2016 -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop, and manage sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry, today announced that Patricia Haugland has resigned as the Company’s Chief Operating Officer effective January 28, 2016. Bryan McLaren, Chief Executive Officer, will assume her responsibilities and the Company intends to utilize regional, contracted project managers on an as-needed basis to maintain close oversight of projects and reduce costs.

Mr. McLaren commented, “We thank Patricia for her professionalism and diligence in helping us to reach this point in our evolution, and wish her best in the future. We are sorry she has decided to leave the company, but her efforts have positioned Zoned Properties to effectively utilize outsourced project managers on an as-needed basis going forward, helping us keep our expenses low and giving us significant flexibility.”

About Zoned Properties, Inc. (OTCQX: ZDPY):

Zoned Properties, Inc. is a strategic real estate development firm whose primary mission is to identify, develop, and manage sophisticated, safe, and sustainable properties in emerging industries. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and value generated. Zoned Properties, Inc. targets commercial properties that can be acquired and potentially re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas

Managing Partner

Hayden IR

Tel (646) 536-7331

brett@haydenir.com